UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2017

FLEXSTEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 20, 2017, Flexsteel Industries, Inc. issued a press release announcing Third Quarter Ended March 31, 2017 Operating Results.  The Company inadvertently reported “Litigation settlement reimbursements” per diluted share for the quarters ended March 31, 2017 and 2016 as $0.06 per share and $0.10 per share, respectively, and for the nine month periods ended as $0.06 per share and $0.11 per share, respectively. The correct amounts are reflected in the paragraph below.

Reported in the Consolidated Statements of Income as “Litigation settlement reimbursements” is $1.2 million or $0.09 per share and $2.0 million or $0.16 per share during the third quarters ended March 31, 2017 and 2016, respectively. For the nine months ended March 31, 2017 and 2016, the reimbursements total $1.2 million or $0.09 per share and $2.3 million or $0.19 per share, respectively. The recovery of litigation settlement and defense costs from insurance carriers is now complete and the Indiana litigation against insurance carriers has been closed.

Item 9.01     Financial Statements and Exhibits.

          Exhibit 99.1 – Press Release by Flexsteel Industries, Inc. on April 20, 2017 (Revised).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	April 21, 2017	By:	/s/ Timothy E. Hall
Timothy E. Hall
Senior Vice President-Finance, CFO, and Secretary
Principal Financial and Accounting Officer